Exhibit 99.1

Phoenix Energy Announces Closing of Preferred Share Initial Public Offering and Expected Date for Trading on NYSE American

Trading of Company’s Preferred Stock Expected to Begin September 30, 2025 on NYSE American Under the Symbol “PHXE.P.”

IRVINE, CA – September 29, 2025 – Phoenix Energy One, LLC (“Phoenix Energy” or the “Company”) today announced the successful closing of its initial public offering of Series A Cumulative Redeemable Preferred Shares (the “Preferred Shares”) conducted pursuant to Regulation A under the Securities Act of 1933, as amended. The Company raised gross proceeds of approximately $54 million through the sale of approximately 2.7 million Preferred Shares at a public offering price of $20.00 per share.

The Preferred Shares are expected to begin trading on NYSE American LLC under the ticker symbol “PHXE.P” on Tuesday, September 30, 2025.

Phoenix Energy has previously raised more than $1 billion in capital through the Company’s various debt offerings.

“The successful closing of our initial public offering of Preferred Shares marks another step in Phoenix Energy’s strategy. The funds raised will contribute to our ongoing growth as a significant U.S. oil producer in the Williston Basin,” said Adam Ferrari, CEO of Phoenix Energy.

“Today, we build on our previous fundraising efforts and continued execution of our three-pronged strategy of direct drilling, royalty acquisition, and non-operated working interests. We are grateful to all our investors and are excited for the journey ahead,” added Mr. Ferrari.

In accordance with the terms of the Company’s Preferred Shares, a short-period initial distribution of $0.11111 per share is payable on October 15, 2025 to holders of record on October 1, 2025.

Digital Offering LLC acted as the lead selling agent for the initial public offering. Latham & Watkins LLP acted as legal counsel to the Company.

To learn more Phoenix Energy, visit the Company’s website at https://phoenixenergy.com.

About Phoenix Energy:

Phoenix Energy One, LLC, doing business as Phoenix Energy, is an energy company formed in 2019. The company is focused on oil and gas exploration and production across key U.S. basins, with a primary footprint in the Williston Basin in North Dakota and Montana. Phoenix Energy operates under a three-pronged strategy of direct drilling, royalty acquisition, and non-operated working interests.

Phoenix Energy is headquartered in Irvine, CA, with offices in Denver, CO, Dallas, TX, Fort Lauderdale, FL, Casper, WY, and Dickinson and Williston, ND, with more than 165 employees across these seven locations.

Contact Phoenix Energy:

Investor Relations

investorrelations@phoenixenergy.com

303.376.9778

About Digital Offering:

Digital Offering, LLC (“Digital Offering”) is a next-generation investment bank and a leader in crowd-financed public offerings. The firm partners with high-quality private and public growth companies to access U.S. capital markets and achieve their growth objectives. With a strong focus on technology and innovation, Digital Offering applies traditional investment banking best practices to the Jumpstart Our Business Startups (JOBS) Act to maximize deal awareness and connect issuers with the right investors.

Disclaimer:

This press release contains forward-looking statements, which are statements regarding all matters that are not historical facts and include statements regarding Phoenix Energy’s current views, hopes, intentions, beliefs, or expectations concerning, among other things, its results of operations, financial condition, liquidity, prospects, growth, strategies, and position in the markets and the industries in which it operates. These forward-looking statements are generally identifiable by forward looking terminology such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “approximately,” “predict,” “potential,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements are based on Phoenix Energy’s beliefs, assumptions, and expectations, taking into account currently known market conditions and other factors. Phoenix Energy’s ability to predict results or the actual effect of future events, actions, plans, or strategies is inherently uncertain and involves certain risks and uncertainties, many of which are beyond its control. Phoenix Energy’s actual results and performance could differ materially from those set forth or anticipated in its forward-looking statements. Factors that could cause Phoenix Energy’s actual results to differ materially from the expectations described in the forward-looking statements include, but are not limited to, the factors described in its Final Offering Circular entitled “Risk Factors.” Oral information provided in connection with presentations or discussions with investors may similarly include forward looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this press release, the Final Offering Circular and Phoenix Energy’s other filings with the SEC. You are cautioned that the forward-looking statements included in this press release are not guarantees of future performance, and there can be no assurance that such statements will be realized or that the forward-looking events and circumstances will occur. Any forward-looking statement made by Phoenix Energy in this press release speaks only as of the date of this press release, and Phoenix Energy undertakes no obligation to publicly update any forward-looking statement except as may be required by law.